Preliminary Offering Circular Dated January 4, 2018

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

ASPYRON INC.

$1,000,000.00

2,500,000 SHARES OF COMMON STOCK AT $0.40 PRICE PER SHARE

Minimum Investment: 12,500 shares ($5,000.00)

Aspyron Inc. (the “Company”) is offering a maximum of 2,500,000 shares of common stock on a “no minimum/best efforts” basis. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us following deposit into the Company’s bank account. The offering will continue until the earlier of _____, 2018 (ninety days from the date of qualification, which date may be extended for up to sixty days at our option) or the date when all shares have been sold. Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

There is currently no trading market for our common stock. We intend to apply to have our shares of common stock approved for trading on the OTCQB marketplace upon the completion of this offering.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 6.

	Price to public	Underwriting discount and commissions (1)	Proceeds to Company (2)	Proceeds to other persons

Per share	$0.40	0	$0.40	$0
Total (2):	$1,000,000	0	$1,000,000	$0
____________

(1)	We do not intend to use commissioned sales agents or underwriters.
(2)	Does not include expenses of the offering, estimated to be $50,000 including legal, accounting and other costs of registration. See "Use of Proceeds" and “Plan of Distribution.”

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

We are providing the disclosure in the format prescribed by Part II of Form 1-A.

Aspyron Inc

763 Linden Ave, Suite 2,

Rochester, New York 14625

PHONE: (585) 267-4840

The date of this Offering Circular is __, 2017

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to "Aspyron," "we," the "Company," "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Aspyron, Inc., a Wyoming corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Our ability to successfully develop material revenue streams from the sale of our OTC healthcare products;

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Our dependence upon external sources for the financing of our operations, particularly given that our auditors' report for our fiscal year ended December 31, 2016 consolidated financial statements, which are included as part of this Offering Circular, contains a statement concerning our ability to continue as a "going concern";

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	The effect of disruptions in or impairments to our customers’ ability to use our OTC healthcare products

•	Our ability to retain and grow our customer base;

•	Our ability to enter into, sustain and renew customer arrangements on favorable terms;

•	Our ability to evaluate and measure our business, prospects and performance metrics;

•	Our ability to compete and succeed in a highly competitive and evolving industry;

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•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

We are an emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act.

For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of a December 31 fiscal year end, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Offering Circular, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included elsewhere in this Offering Circular. Unless otherwise stated, all references to “us,” “our,” “we,” the “Company” and similar designations refer to Aspyron Inc.

Company Information

Aspyron Inc was formed on June 10, 2015 in the State of Wyoming.

Our corporate headquarters are located at 763 Linden Ave, Suite 2, Rochester, New York, 14625. Telephone: (585)267-4840. We anticipate that our website will be accessible on early this fall at www.aspyroninc.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Overview

Aspyron Inc is development stage company that will be completing preparations for the commercial scale production and marketing launch of a line of non-prescription, over-the counter (OTC) and homeopathic health products that address nasal health, oral and throat health as well as skin and wound sanitizing. These products are designed to help users protect themselves from a broad range of germs and pathogens that are known to cause illness and infection. All of the products are non-alcohol based.

We plan to initially have manufactured and sell the following products:

•	SinoMaxx™ Homeopathic Sinus Care Nasal Spray
•	Kool Blast™ Antiseptic Sore Throat Spray
•	ZapVir™ Antimicrobial Non-Alcohol Hand Sanitizer
•	ZapVir™ Antimicrobial Non-Alcohol Wound Wash

Significant Business, Product and Service Actions since Inception

Since inception, we have taken the following steps to implement our business plan:

•	Incorporate company in state of Wyoming
•	Established Rights and Preferences of our Series A and Series B Preferred Stock

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•	Established initial capitalization with stock purchases of Common Stock and Series B Preferred Stock by Founders and Legal Counsel
•	Set up offices and warehousing in Rochester NY
•	Identified the four products we will be offering
•	Located suppliers for and negotiated agreements with two product manufacturer/suppliers, each for two products
•	Researched FTC and FDA requirements related to our products to assure regulatory compliance
•	Getting pricing and working on labeling now to produce salable product so we can begin sampling and opening distribution

Risk Factors

Investing in our shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this Offering Circular.

The Offering

Common stock offered by us	2,500,000 Shares

Common stock to be outstanding immediately after this offering (assuming all shares of Common Stock in this offering are sold)	25,000,000 Shares

Use of proceeds

We intend to use approximately $ 950,000 of the Net Proceeds of this Offering to pay for Product Inventories, Product Testing, Initial Product Advertising, Working Capital, Product Liability Insurance, OTCQB Listing costs, Website and IT.

See “Use of Proceeds” on page 19.

Risk factors	You should carefully read “Risk Factors” on page 7 in this Offering Circular for a discussion of factors that you should consider before deciding to invest in our common stock.

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Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding whether to purchase our common stock. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occurs, our business, results of operations and financial condition may suffer significantly. As a result, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this Offering Circular before you decide to buy our common stock. If one or more of the following events actually occurs, our business will suffer, and as a result our financial condition or results of operations will be adversely affected. In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.

We face risks in developing our OTC homeopathic products and bringing them to market. We also face risks that we will lose some, or all of our market share of our existing business to competition, or we risk that our business model may fail. The following risks are material risks that we face. If any of these risks occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed.

Risk Factors Related to the Business of the Company

The formula used in two of our four anticipated initial products which we believe will constitute a substantial portion of our anticipated business, ZapVir Hand Sanitizer and ZapVir Wound Control, is based upon a third party’s use patent in the U.S. licensed to us under a Supply and Private Label Agreement with the third party. Our Agreement with the third party may be terminated by the third party or us as set forth in the agreement with the third party. Because the formula for these two products is based upon the third party’s patent, if the Agreement is terminated or if for any other reason we are unable to use the third party’s patent in the formulation of these two products, we would not be able to start to sell, or if sales are started, to continue to sell these two products and our potential to generate revenues could be reduced.

We anticipate that a substantial portion of our business will be based upon our Supply and Private Label Agreement with Aphex BioCleanse Systems, Inc. (“Aphex”) which grants us the right to use Aphex’s use patent in the U.S. in the formula for two of our anticipated products, ZapVir Hand Sanitizer and ZapVir Wound Control. Our Agreement with Aphex may be terminated by Aphex or us as set forth in the Aphex Agreement. Because the formula for these two products is based upon Aphex’s patent, if the Aphex Agreement is terminated or if for any other reason and we are thus unable to use Aphex’s patent in the formulation of these two products, we would not be able to start to sell, or if sales are started, to continue to sell these two products and our potential to generate revenues could be reduced.

If Aphex loses the right to use its patent or if we are unable to protect our own proprietary rights, our operations will be adversely affected.

Our success will depend in part upon Aphex’s ability to protect its patent rights and our ability to protect our own proprietary rights that we may develop with respect to our health products. Aphex’s or our failure to adequately protect their patent or our own proprietary rights may adversely affect our operations. Despite their or our efforts to protect these proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use trade secrets or other information that we regard as proprietary. We or Aphex may or may not be able to adequately protect these rights through patent, copyright and trademark laws. Their and our means of protecting these proprietary rights in the United States not be adequate, and competitors may independently develop products. In addition, litigation may be necessary in the future to:

•	Enforce patent or other intellectual property rights;
•	Protect trade secrets;
•	Determine the validity and scope of the rights of others; or
•	Defend against claims of infringement or invalidity.

Such litigation if undertaken by Aphex may interfere with or terminate our ability to make and sale our ZapVir Hand Sanitizer and ZapVir Wound Control products. With respect to any of our own proprietary rights, such litigation could result in substantial costs if we are held to have willfully infringed or to expend significant resources to develop non-infringing technology and would divert the attention of management from the implementation of our business strategy. Furthermore, the outcome of intellectual property litigation is inherently difficult to predict and Aphex or we may not prevail in any litigation in which they or we become involved.

Although we have engaged in operational activities since inception, we have not yet generated operational revenues, meaning that we have an evolving and unpredictable business model and the management of growth and we may never generate operating revenues.

Although we have engaged in operational activities since inception, our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth due to future advances in technology, methods or processes by our competitors. To address these risks, we must, among other things, obtain a customer/user base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product offerings, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

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We have generated no revenues from operations, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of the date of this Offering Circular, we have not generated revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

There is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure additional financing we may be unable to implement our business plan and grow our business.

To date Aspyron Inc has generated no revenues from its business operation and has incurred operating losses since inception of $23,256. As of June 30, 2017, Aspyron has a working capital deficit of $23,155. Aspyron requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of Aspyron Inc to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, we have indicated and our auditors have emphasized that these factors raise substantial doubt as to the company’s ability to continue as a going concern for one year from the date these financial statements were issued. Aspyron Inc intends to continue to fund its business by way of private placements and advancements from related parties as may be required, although there is no obligation of any related party to advance any sums for operations.

There is uncertainty regarding our ability to implement our Plan of Operations and to grow our business to a greater extent than we can with our existing financial resources without additional financing.

Except from the proceeds of this offering, we have no binding agreements, commitments or understandings to secure additional financing at this time. We have no binding agreements, commitments or understandings to acquire any other businesses or assets.

Our long-term future growth and success is dependent upon our ability to commence selling our products, generate cash from operating activities and obtain additional financing beyond the proceeds of this offering. There is no assurance that we will be able to commence selling our products, generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to fully implement our Plan of Operations as described below and grow our business to a greater extent than we can with our existing financial resources, also described below. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”

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Industry Risks

Our business is subject to significant competitive pressures which may inhibit our ability to generate operational revenues

The OTC healthcare and consumer product industry is highly competitive. Many of our competitors have substantially greater capital resources, technical staffs, facilities, marketing resources, product development, distribution and experience than we do. Our competitors may have certain advantages, including the ability to allocate greater resources for new product development, marketing and other purposes.

We believe that our ability to compete depends on a number of factors, including product formulations, product quality and price, availability, speed to market, consumer marketing, reliability, credit terms, brand name recognition, delivery time and new and existing product innovation and commercialization. There can be no assurance that we will be able to compete successfully in the future. If we are unable to compete effectively, our earnings may be significantly negatively impacted.

Our targeted customer base is diverse, and we face a challenge in adequately meeting each group's needs.

Because we will serve multiple types of customers from individual to institutional, we must work constantly to understand the needs, standards and requirements of several different customer groups and must devote significant resources to developing products for their interests. If we do not accurately predict our customers' needs and expectations, we may expend valuable resources in developing products that do not achieve broad acceptance across the markets.

Our success depends on adoption of our products by potential customers, and if these potential customers do not accept and acquire our products then our revenue will be severely limited.

The major customer groups to whom we believe our products will appeal, individuals looking to acquire health products designed to support nasal health, oral and throat health as well as skin and wound sanitizing, may not embrace our products. Acceptance of our products will depend on several factors, including: cost, ease of use, familiarity of use, convenience, timeliness, strategic partnerships, and reliability. If we fail to adequately meet our customers' needs and expectations, our product offerings may not be competitive and our ability to commence or continue generating revenues could be reduced. We also cannot be sure that our business model will gain wide acceptance among all targeted customer groups. If the market fails to continue to develop, or develops more slowly than we expect, our ability to commence or continue generating revenues could be reduced.

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Competing forms of health products designed to support nasal health, oral and throat health as well as skin and wound sanitizing may be more desirable to consumers or may make our products obsolete.

There are currently many different consumer health products designed to support nasal health, oral and throat health as well as skin and wound sanitizing that are being marketed to our potential customers. Further development of any of these types of products may lead to advancements in technology that may make our products obsolete. Consumers may prefer alternative products. We cannot guarantee that consumer health products designed to support nasal health, oral and throat health as well as skin and wound sanitizing who will be purchasing our product will continue to grow within the industry as a whole. Any developments that contribute to the obsolescence of our products may substantially impact our business reducing our ability to commence or sustain generating revenues.

Our manufactures/suppliers could fail to fulfill our orders for our health products designed to support nasal health, oral and throat health as well as skin and wound sanitizing on a timely basis, which could disrupt our business, increase our costs, and could potentially cause us to lose our market.

We will initially depend on third party manufactures/suppliers to fulfill our orders for our health products designed to support nasal health, oral and throat health as well as skin and wound sanitizing on a timely basis. Although we have written agreement with our two manufacturers/suppliers setting forth the framework of our agreement, ordering from them will be on a purchase order basis only.

These manufactures/suppliers could fail to obtain ingredients for our health products or fail to fulfill our orders for our health products to our specifications. If our manufactures/suppliers fail to deliver products when ordered, we may not be able to fulfill customer orders on a timely basis and our reputation could be harmed and revenues reduced. Any change in manufactures/suppliers could disrupt or delay our ability to fulfill orders for our thermostat products while we search for alternative supply sources, provide specifications, and test initial production, and our business prospects, results of operations and financial condition could be materially and adversely affected.

Our existing products and potential new products expose us to potential product liability claims

Our business results in exposure to an inherent risk of potential product liability claims, including claims for serious bodily injury or death caused by the sales of our products. These claims could lead to substantial damage awards. We do maintain product liability insurance, a successful claim brought against us could have a material adverse effect on our results of operations and financial condition. Claims against us, regardless of their merit or eventual outcome, may also have a material adverse effect on the consumer demand for our products.

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If the FDA or FTC were to determine that our products and/or claims are in violation of any of their regulatory requirements, either agency could restrict our ability to market the products, require us to change the claims that we make or cause us to remove the products from the market.

Although we believe that our products and claims comply in all material respects with the regulatory requirements, if the FDA or FTC were to determine that we are in violation of any such requirement, either agency could restrict our ability to market the products, require us to change the claims that we make or cause us to remove the products from the market. Also, because we operate in the consumer health care space competitors may choose to challenge our claims and representations before the National Advertising Division of the Council of Better Business Bureaus in the U.S. and Canada and although we believe that all of claims and representations would withstand such advertising challenges we cannot rule out that we would have to modify claims and representations as a result of such challenges and in any case we would incur costs for defending against any such claims.

Risks Related to Management and Personnel

We depend heavily on Mr. David Olund, President, Thomas Fitzgerald, Secretary/Treasurer, James Wemett (Director) and John Todhunter (Director). The loss of their services could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions Mr. David Olund, (President), Thomas Fitzgerald (Secretary/Treasurer), James Wemett (Director) and John Todhunter (Director). If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled employees in addition to Mr. Olund and Mr. Fitzgerald, it could adversely affect business. Loss of the services of Messers. Olund and Fitzgerald as officers and directors, and Wemett and Todhunter as Directors, could adversely affect the development of our business plan and harm our business.

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Because one of our officers will only be devoting limited time to our operations, our ability to implement our business plan may be inhibited.

Mr. Fitzgerald as Secretary/Treasurer will devote approximately 20 hours a week to our operations, which could inhibit our ability to implement our business plan.

Mr. David Olund, our President and Director, and Mr. Fitzgerald, our Chairman, Secretary and Treasurer, have previously been involved in managing a public company which was delisted for failure to file reports with the SEC.

Mr. David Olund, President, was involved with a public company known as Sinofresh Healthcare, Inc., a company that completed bankruptcy on April 17, 2017. Mr. Fitzgerald was a member of the Board of Directors from 2006 to 2016 and Mr Olund was CEO and a Director from 2010 to 2016. If like Sinofresh we cannot operate successfully as a public company, your investment may be completely lost.

Risks Related to the Offering and the Market for our Stock

Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular.

There is no minimum offering amount. If we do not raise the maximum proceeds, funds raised may not be sufficient to complete all plans of the Company as set forth in “Use of Proceeds” in this Offering Circular, which could inhibit our ability to commence to generate revenue.

We have the right to issue additional common stock and preferred stock without consent of stockholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We have additional authorized, but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders’ percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock and/or the conversion of existing outstanding preferred stock into common stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. Our certificate of incorporation has authorized issuance of up to 25,000,000 shares of preferred stock in the discretion of our Board. The shares of authorized but unissued preferred stock may be issued upon Board of Directors approval; no further stockholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

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Wyoming law and certain anti-takeover provisions of our corporate documents could entrench our management or delay or prevent a third party from acquiring us or a change in control even if it would benefit our shareholders.

Certain provisions of Wyoming law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Wyoming law set forth below does not purport to be complete and is qualified in its entirety by reference to Wyoming law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

Under Wyoming law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation's shareholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i) The interests of the corporation's employees, suppliers, creditors and customers;

(ii) The economy of the state and nation;

(iii) The impact of any action upon the communities in or near which the corporation's facilities or operations are located;

(iv) The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v) Any other factors relevant to promoting or preserving public or community interests.

Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

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Investors in this offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold, investors in this offering will own 10% of the then outstanding shares of common stock, but will have paid 100% of the total consideration for our outstanding shares, resulting in a dilution of $.36 per share. See “Dilution.”

There currently is no public trading market for our securities and an active market may not develop or, if developed, be sustained. If a public trading market does not develop, you may not be able to sell any of your securities.

There is currently no public trading market for our common stock, and an active market may not develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your shares.

Investors may have difficulty in reselling their shares due to state Blue Sky laws.

The holders of our shares of common stock and persons who desire to purchase them in this offering or in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCQB, any secondary market for the Company's securities may be limited by state Blue Sky laws governing secondary resale transactions. We intend to seek coverage and publication of information regarding the Company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, investors' ability to resell their shares may be somewhat restricted.

If our stock is ever quoted on an OTC or other stock market, we will likely be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called "penny stocks" to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that if we become an SEC reporting company and secure a qualification for quotation for our securities on an OTC Market, our common stock will become a "penny stock", and we will become subject to Rule 15g-9 under the Exchange Act, or the "Penny Stock Rule". This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

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For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 450,000 shares of common stock owned by Non-Affiliates 22,050,000 shares held by Affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

These shares are subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the 90 days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. The board of directors performs these functions as a whole. No members of the board of directors are an independent director. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

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Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not yet have an audit committee and our Board of Directors has little technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel and Accounting firm to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our majority shareholders are the beneficial owners of approximately almost 100% of our outstanding voting securities voting rights of the B Preferred Shares including those owned by our Affiliate HealthMark Holdings LLC. As a result, they possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of a December 31 fiscal year end, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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We have elected to use the extended transition period for complying with new or revised accounting standards under Section 402(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Special Information Regarding Forward Looking Statements

Some of the statements in this Offering Circular are "forward-looking statements." These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend," "plan," and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future developments, other than as required by law.

Dilution

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of ourcapital stock after this offering. Our net tangible book value as of December 31, 2016 was $-17,025 or $-0.000756 per share of outstanding common stock. Without giving effect to any changes in the net tangible book value after December 31, 2016 other than the sale of 2,500,000 shares in this offering at the initial public offering price of $0.40 per share less direct costs of the offering, our pro forma net tangible book value as of December 31, 2016 was $-932,975 or $-0.037 per share of outstanding capital stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our shares in this offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $0.04 per share of capital stock to existing shareholders and an immediate dilution of $0.36 per share of common stock to the new investors, or approximately 90% of the assumed initial public offering price of $0.40 per share. The following table illustrates this per share dilution:

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		Maximum Offering
Initial price to public	$.40	$950,000
Net tangible book value as of December 31, 2016		$-17,025
Increase in net tangible book value per share attributable to new investors	$.037	$932,975
As adjusted net tangible book value per share after this offering	$.037
Dilution in net tangible book value per share to new investors	$.363

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, on a maximum offering basis:

Maximum Offering:

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Founders	22,500,000	90	$225	90%	$0.00001

New investors	2,500,000	10%	$1,000,0000	10%	$0.40
Total	25,000,000	100%	$1,000,225	100%	$0.04001

Plan of Distribution

We are offering a total of up to 2,500,000 shares of Common Stock no par value (the “Shares”) in a best-efforts, no minimum/$1,000,000 maximum, direct offering under Regulation A – Tier 2, without any involvement of underwriters or broker-dealers. The offering price is $0.40 a share. The offering will terminate on _____, 2018, (ninety days from the date of qualification, which date may be extended for up to sixty days at our option). There can be no assurance that all or any of the offering will be subscribed.

Subscriptions for shares of our common stock are irrevocable once made, and funds will only be returned upon rejection of the subscription. There is no arrangement to place the funds in an escrow, trust or similar account. All funds will be available to us following deposit into our bank account.

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Our officers and directors may purchase up to 10% of the shares (up to 225,000 shares) in this offering. They will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although David Olund Thomas Fitzgerald, John Todhunter and James Wemett are associated persons of the Company as that term is defined in Rule 3a4-l under the Exchange Act, they do not believe that they should be deemed to be a broker for the following reasons:

•	They are not subject to a statutory disqualification as that term is defined in Section 3(a) (39) of the Exchange Act at the time of their participation in the sale of our securities.
•

They will not be compensated for their participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

•	They are not an associated person of a broker or dealer at the time of participation in the sale of company securities.

All these individuals will restrict their participation to the following activities

•

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;

•

Responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses is limited to information contained in a registration statement filed under the Securities Act or other offering document;

•	Performing executive and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the Offering Circular will be filed.

Use of Proceeds

We estimate that, at a per share price of $0.40 the net proceeds from the sale of the 2,500,000 shares in this offering will be approximately $950,000, after deducting the estimated offering expenses of approximately $50,000.

The net proceeds of this offering will be used primarily to fund the production of more inventory relating to the initial products as well as marketing and distribution. Further, product testing to support and confirm various product claims will be conducted. Accordingly, we expect to use the proceeds of the Maximum Offering as follows:

	Maximum Offering
	Amount	Percentage
Product Inventories (1)	$400,000	40%
Product Testing	$40,000	4%
Initial Product Marketing	$200,000	20%
Overhead Reserve (2)	$150,000	15%
Licensing Fee Payment to Aphex (1)	$50,000	5%
Expenses of the Offering (3)	$50,000	5%
Public Markets Listing Expenses	$50,000	5%
Product Liability Insurance	$50,000	5%
Website and IT	$10,000	1%
TOTAL	$1,000,000	100%

____________________

(1)

The initial product inventories will include at least the $25,000 initial order required under the amended Aphex Agreement. The initial Aphex licensing fee under the amended Aphex Agreement is $50,000 is more than $500,000 is raised and $25,000 if $500,000 or less is raised.

(2)

Rent only payable if more than $500,000 is raised, then $500 per month, unless we exceed $1,000,000 raised and then $750 per month, except as mutually agreed. If less $500,000 is raised, then no rent will continue until mutually agreed. No inventory will be stored on these premises. We will use drop shipping from manufacturer or other similar delivery methods. Rent will be paid from Overhead Reserve according to the foregoing.

(3)	Expenses of the offering, estimated to be $50,000.00 include legal and accounting costs of registration.

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We expect to use the proceeds if we raise only 50% of the Maximum Offering, or $500,000 as follows:

	Reduced $500,000 Offering Proceeds
	Amount	Percentage
Product Inventories (1)	$200,000	40%
Product Testing	$30,000	6%
Initial Product Marketing	$75,000	15%
Overhead Reserve	$50,000	10%
Licensing Fee Payment to Aphex (1)	$25,000	5%
Expenses of the Offering (2)	$50,000	10%
Public Markets Listing Expenses	$50,000	10%
Product Liability Insurance	$15,000	3%
Website and IT	$5,000	1%
TOTAL	$500,000	100%

_______________

(1)

The initial product inventories will include at least the $25,000 initial order required under the amended Aphex Agreement. The initial Aphex licensing fee under the amended Aphex Agreement is $50,000 is more than $500,000 is raised and $25,000 if $500,000 or less is raised.

(2)	Expenses of the offering, estimated to be $50,000.00 include legal and accounting costs of registration.

We expect to use the proceeds if we raise only 25% of the Maximum Offering, or $250,000 as follows:

	Reduced $250,000 Offering Proceeds
	Amount	Percentage
Product Inventories (1)	$70,500	28%
Product Testing	$0	0%
Initial Product Marketing	$30,000	12%
Overhead Reserve	$15,000	6%
Licensing Fee Payment to Aphex (1)	$25,000	10%
Expenses of the Offering (2)	$50,000	20%
Public Markets Listing Expenses	$50,000	20%
Product Liability Insurance	$7,500	3%
Website and IT	$2,000	1%
TOTAL	$250,000	100%

_______________

(1)

The initial product inventories will include at least the $25,000 initial order required under the amended Aphex Agreement. The initial Aphex licensing fee under the amended Aphex Agreement is $50,000 is more than $500,000 is raised and $25,000 if $500,000 or less is raised.

(2)	Expenses of the offering, estimated to be $50,000.00 include legal and accounting costs of registration.

Further Note to Use of Proceeds Tables: Some uses of proceeds are less depending upon how much we raise. For example, on product liability insurance, we can pay a semiannual premium if we get $500,000 and a lesser amount if we raise a lesser amount. If we raise more than $250,000, more product tests can be done in support of additional product use and/or efficacy claims. However, no additional is required to make and sell the products at this time because all initial marketing claims, as set forth in “Business,” below, are made within the scope of the OTC Monographs and/or the Homeopathic Pharmacopia for the four initial products such that these claims can be made without any further testing.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our commercialization effort, the results from clinical trials and preclinical studies, the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Description of Business

Overview

Aspyron Inc is Development Stage company that will be completing preparations for the commercial scale production and marketing launch of a line of non-prescription, over-the counter (OTC) and homeopathic health products that address nasal health, oral and throat health as well as skin and wound sanitizing. These products are designed to help users protect themselves from a broad range of germs and pathogens that are known to cause illness and infection. All of the products are non-alcohol based.

We plan to initially have manufactured and sell the following products:

•	SinoMaxx Homeopathic Sinus Care Nasal Spray
•	Kool Blast Antiseptic Sore Throat Spray
•	ZapVir Antimicrobial Non-Alcohol Hand Sanitizer
•	ZapVir Antimicrobial Non-Alcohol Wound Wash

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Homeopathic Products

The basic principle of homeopathic medicine is that it stimulates the immune system. Homeopathic agents are delivered in a low dose that is designed to cause low grade symptoms similar to those of the disease or condition being treated. The theory in homeopathic medicine is that the body responds to these low-grade symptoms by launching its natural defense systems to combat the disease or condition. These natural defense systems do include the immune system but also other physiological responses, including release of hormones and up or down regulation of transcription in affected tissues so as to adjust enzymatic and other protein balances. Homeopathic drugs are non-prescription OTC in the U.S. and can be legally marketed without pre-approval by FDA provided: (a) the active ingredients comply with the Homeopathic Pharmacopeia of the United States (“HPUSA”)

The products will be manufactured in FDA registered and inspected manufacturing facilities with significant experience in the production of OTC and Homeopathic products and with whom Management has dealt with for a number of years. The facility is operated under Good Manufacturing Practices (“GMP”). These products are listed in that facilities annual report and also in the National Drug Code Directory; and the labeling of the products complies with OTC drug labeling regulations at 21 C FR 201.60 et seq..

Because we will meet all of these requirements, all of our products are fully formulated and ready for final component sourcing and manufacturing by our third-party manufacturers/suppliers and can be legally marketed without pre-approval by FDA.

SinoMaxx Sinus Care Nasal Spray

The formulation of our SinusMaxx Sinus Care Nasal Spray is designed to drive the nasal spray solution to penetrate the mucous barriers in the nasal and sinus passages and reach the underlying tissue. The homeopathic active ingredients in this product are designed to stimulate the body’s natural defenses, including the immune system, to eliminate a broad spectrum of pathogens including mold, fungus, viruses, and bacteria which harbor in the nasal and sinus passages. The product's two active ingredients (eucalyptus globulus and kalium bichromicum) are all natural, homeopathic ingredients that comply with the requirements of the Homeopathic Pharmacopeia of the United States.

Unlike dominant products in the nasal marketplace, which include saline solutions, Afrin and similar products, Zycam and Ayr, our product is formulated to go beyond symptomatic relief and stimulate the body's natural defenses, including the immune system in actually eliminating known pathogens that cause diseases and sinus distress through a homeopathic process.

The product will be packaged in one-ounce plastic bottles with nasal spray head in a safety sealed carton 2.5 inches by 5 inches. We currently anticipate that retail pricing will be between $17.00 and $20.00 per bottle.

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Kool Blast Throat Spray

Kool Blast Throat Spray contains menthol as an oral analgesic/ anesthetic active ingredient to soothe a sore throat. It also contains other ingredients, including Bezalkonium Chloride (BZK) that are designed to disrupt the attachment of germs that cause sore throat and aid in their removal, thus designed to help to eliminate the cause of the sore throat. Menthol is FDA classified as a “Generally Recognized as Safe and Effective” (“GRASE”) active ingredient for use as an oral analgesic/anesthetic. We believe that sore throat suffers will appreciate the symptomatic relief this product is designed to provide. We also believe that they will find it easy to understand the benefits of using an oral product expected to dislodge and remove germs in the mouth and throat.

The Kool Blast Throat Spray product has a composition that complies with the requirements of FDA’s Monograph system concerning analgesic / anesthetic and antimicrobial products for OTC use in the mouth and throat.

This allows use to promote our product in packaging and advertising as follows

Kool Blast Antimicrobial Oral Throat Spray

Active Ingredients –
Bezalkonium Chloride (0.1%)	Antiseptic for temporary use.
Menthol (0.5%)	Analgesic / Anesthetic

•	ANTISEPTIC*
•	ANALGESIC ** MULTI-PROTECTION MOUTH AND THROAT SPRAY

_______________

** Soothes the pain of minor mouth irritations and sore throat

The product will be packaged in two-ounce bottles, with a swiveling one and one-half inch spray head, safety sealed carton 2.5 inches by 5 inches. The anticipate price is: Wholesale $8.00 to $10.00 and Retail $12.00 to $14.00.

ZapVir Antimicrobial Hand Sanitizer

ZapVir Antimicrobial Hand Sanitizer is based upon a non-alcohol, third-party private label supplier’s patented formula. It is formulated to be pleasant and gentle on skin, as opposed to more caustic alcohol or other antiseptics. It is also formulated to be safe for children. ZapVir Antimicrobial Hand Sanitizer containing Bezalkonium Chloride is a USA FDA category III, drug-compliant hand sanitizer.

Unlike currently marketed products that contain a high percentage of alcohol, the unique composition of ZapVir Hand Sanitizer is alcohol free. This reduces the risk of drying and cracking of skin that can occurred with repeated application of alcohol to the skin. With the covering power of the active foam combined with the innovative and Patented formula of ZapVir Hand Sanitizer, the product is designed to allow for maximum skin coverage using minimal solution. allowing for effective disinfection of your hands. The patented composition in ZapVir Hand Sanitizers also designed to promote and support the natural moisture of the skin.

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The Hand Sanitizer contains benzalkonium chloride (“BKC”) (0.12%) an antimicrobial active ingredient and is a USA FDA category III, drug-compliant hand sanitizer. This allows us to promote our product in packaging and advertising as follows:

ZapVir Hand Sanitizer
Active Ingredients –
Benzalkonium chloride (0.12%)	Topical antiseptic / sanitizer

To decrease bacteria on the skin For Repeated Use Non-drying, alcohol free formula Kills 99.99% of Germs.

The product will be packaged and priced as follows:

1.7 oz Foam Hand Sanitizer Shrink Wrapped - Retail	$5.95	Wholesale - $3.87	Cost - $1.63
7.1 oz Foam Hand Sanitizer Shrink Wrapped - Retail	$9.95.	Wholesale - $6.47	Cost - $2.73

The patent covering the ZapVir formulation is licensed to us on a non-exclusive basis and owned by Aphex Biocleanse Systems Inc. (“Aphex”) which is manufacturing ZapVir on a private label basis.

ZapVir Antimicrobial Wound Wash

ZapVir Antimicrobial WoundCare is based upon Aphex’ saline-free, alcohol-free patented formula. The product formulation is designed to kill germs in minor wounds that otherwise could give rise to infection of the wound. Such an infection would delay and complicate wound healing and also could further spread to other parts of the body. The product is formulated to be used as a pre- and post-surgical wash for hospitals and clinics. Kills 99.99% of Germs.

The Wound Wash contains Benzalkonium Chloride which is an FDA Category III antimicrobial active ingredient for use as topical antimicrobial in skin wound washes. ZapVir is formulated in accordance with the FDA’s Tentative Final Monograph for Topical Antimicrobials. This allows us to promote our product in packaging and advertising as follows:

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ZapVir Antimicrobial Wound Care

Active Ingredients –
Benzalkonium chloride (0.12%)	First aid antiseptic

First aid to help prevent the risk of bacterial contamination in minor cuts, scrapes and burns. Kills 99.99% of Germs

Clean the affected area - spray a small amount of this product on the area 1 to 3 times a day - may be covered with a sterile bandage - if bandaged, let dry first

The wound wash is anticipated to be sold in 4 oz. direct to consumer size spray bottles, and an 8 oz. larger size bottles for hospitals, clinics and other medical facilities.

The product will be produced and packaged as follows:

4oz Pump Spray Bottle Shrink Wrapped Retail	- $14.95	Wholesale - $10.25	Cost - $4.25
8oz Squeeze Spray Head Shrink Wrapped Retail	- $29.95	Wholesale - $19.47	Cost - $8.23

Manufacturing

The Company relies on two contract manufacturers to supply finished products. These manufacturers adhere to FDA requirements for inspection and are qualified manufacturers that adhere and comply with Good Manufacturing Practices (“GMP”) guidelines.

The Company has Manufacturing and Supply agreements with:

•	EMS Contract Packaging (“EMS”) for the Company's Nasal and Oral spray products. EMS is located at 1560 Industry Rd, Hatfield, PA 19440

•	Aphex BioCleanse Systems Inc. (“Aphex”) for the Company's hand sanitizer and wound care products. Aphex BioCleanse Inc is headquartered at 15 Fishers Rd, Rochester NY 14534

EMS Agreement

As of July 1, 2017, we entered into an agreement with EMS for EMS to manufacture and package the Company's proprietary Over the Counter (OTC) drug products known as Sinus Max* Nasal Spray and Kool Blast Sore Throat Spray.

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The principal terms of the EMS Agreement are as follows:

•	The term of the Agreement shall commence June 1, 2017 and unless sooner terminated by either party upon 90 days written notice, it shall run for a period of three years and thereafter from year to year unless terminated prior to the end of the third year of end of any succeeding year by 90-day notice. the Company may immediately terminate this Agreement "with cause" upon the occurrence of any of the following events: EMS breaches an of its obligations under this Agreement by its failure to perform or otherwise including without limitations, failure to deliver products on desired dates (agreeing that the quantities requested and the delivery dates are in accordance with the mutually agreed to Purchase Orders issued from time to time by the Company), failure to meet the USP or the UD FDA regulations, failure of the product to meet the Company's agreed specifications and/or variance from the Company's standards that is not pre-approved by the Company in writing, or EMS becomes insolvent, enters voluntary bankruptcy or receivership proceedings, makes an assignment for the benefit of creditors or within 30 days after the commencement of proceedings against the EMS seeking relief under the Federal Bankruptcy Code, and such proceedings are not dismissed.
•	The Company purchases on a purchase order basis. EMS and the Company will agree to terms of payment pursuant to each issued and accepted Purchase Order.
•	EMS warrants that the product delivered shall conform to the Company’s specifications and shall be free from any defects in materials and workmanship and furthermore, EMS shall guarantee that the product shall be manufactured in accordance with the USP and FDA requirements.
•	EMS shall not be liable to the Company or any third party for claims relating to the manufacture or packaging of the products including the sufficiency of the labeling, compliance with any and all federal and state laws and regulations, mandates of the Food and Drug Administration (FDA) or Federal Trade Commission (FTC), or on any other basis. The Company shall further, defend, indemnify and hold harmless EMS and Its officers, employees and agents, (hereinafter referred to as the "indemnified Parties") from and against any and all claims, demands, suits, losses, injuries or liabilities arising out of the manufacture, packaging and/or sale of the product.
•	Section 16 of the EMS Contract provides that EMS can produce the products solely for Aspyron Inc and adds a non-compete for these products or similar for a five year period after termination.

EMS has no patent or other statutory intellectual property rights to any of the ingredients used in the manufacture of or any other aspect of these two products.

Aphex Agreement

As of the first day of September, 2015, as amended on November 16, 2017, we entered into a Supply and Private LabelAgreement with Aphex BioCleanse Systems, Inc., a Florida corporation ( “Aphex”) Pursuant to the Agreement, Aphex authorizes Aspyron to rebrand HydrAphex® Hand Sanitizer and MedAphex® Wound Wash using the guidelines established by Aphex and in accordance with the operational procedures set forth in the Agreement.

We ourselves have no patents, trademarks of copyrights on any of our products. The Agreement, as amended, now provides for us to rebrand and sell two products for which Aphex has the patent, HydrAphex® Hand Sanitizer and MedAphex® Wound Wash, with "Exclusivity" for Aphex these Aphex products subject to the Agreement as follows:

Aphex grants to Aspyron the exclusive use of the base formula constituting the Hand Sanitizer and Wound Wash that will be private labeled by Aspyron and sold in the Territory of the United States pursuant to the following terms:

1.	Aspyron agrees to pay to Aphex upon closing of the anticipated Reg A+ IPO [as used herin, the “IPO” means this Offering], a nominal licensing fee of $25,000, to be capped at $50,000 in the event that Aspyron raises in excess of $500,000 in the referenced IPO.

2.	Aspyron commits to purchase product over the 12-month period following the initial closing of the IPO from Aphex to total a minimum of $100,000. This total sum does not need to be paid in advance from IPO proceeds but rather is to be cumulative over the ensuing 12-month period following the closing of the IPO, in volumes to be determined after an initial minimum product purchase of $25,000.

3.	Exclusivity for any other products produced by Aphex will be considered on a case by case basis and appropriate term and/or amendments to the Supply Agreement can be made upon mutual agreement by and between the parties.

4.	Performance with respect to the payments and product purchase requirements shall effectively commence from the date of the first closing of the anticipated IPO. Prior to this anticipated IPO closing, Aphex understands that Aspyron is a startup and agrees not to make any other exclusive agreements with third parties for sale and distribution in the territory with reference to the stated products to allow for Aspyron to in good faith complete the funding of the IPO and the initial closing within a reasonable time. Such period of "good faith" shall not extend beyond April 1, 2018 in the event Aspyron fails to close its anticipated IPO unless otherwise agreed to in writing between the parties.

5.	The referenced "exclusivity" can be renewed for a minimum of two annual periods on the same terms, assuming all prior performance has been achieved. $50,000 exclusivity fee, and a minimum annual threshold of product purchases by Aspyron to Aphex of $100,000.

6.	The Agreement is amended to provide for a term ending September 1, 2020. At the expiration time of the Agreement a new Agreement may be drafted for consideration of both parties. The Agreement as amended may be terminated prior to the expiration of the Term by either party only if Aspyron loses its exclusivity rights under the terms of this Amendment to the original Supply and Private Label Agreement between the parties.

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The additional principal terms of the initial Agreement which continue to apply are as follows:

•	Aspyron will rebrand HydrAphex® as ZapVir Hand Sanitizerand MedAphex® as ZapVir Wound Care, both as agreed and approved by Aphex. Aspyron will not substitute Aphex formulation for any other, or alter our formulation in any way.
•	Aspyron may sell and service customers in non-exclusive territory of everywhere in the world.
•	Aspyron may not solicit existing Aphex customers under any circumstances without prior written permission from Aphex.
•	Payments are all cash upon ordering.
•	Aphex has the right at any time to introduce new company products, discontinue the manufacture or sale of any of its products and make changes in the design or construction of any of such products. Aphex will give Aspyron one hundred and eighty (180) days prior notice of any discontinuance of a company product.
•	Aphex will not incur any liability due to any action or conduct of Aspyron. Aspyron does not have the right to act on behalf of Aphex or enter into any contract on behalf of Aphex. Aspyron will defend, indemnify and hold Aphex harmless for any and all claims, liabilities or costs incurred in connection with an intentional or negligent act or omission by Aspyron, its employees or agents.

The base formula used in the Aphex exclusively licensed products is covered by Aphex’s U.S. Patent No. US 9,204,633,B2, dated Dec 8, 2015. The use patent covers "using an unsubstituted Quatenary Ammonium Salt Composition with other ingredients as a skin sanitizing solution and natural skin conditioner.” The term of the patent is to December 8, 2027,17 years from the date of the patent grant. We are not aware of any steps that Aphex are taking to pursue regulatory means to extend this patent.

Although management believes that if either of both of these agreements is terminated, alternate manufacturers/suppliers may be located but there will be a disruption, possibly up to 12 months in securing contracts with new manufacturers/suppliers and getting from them products which we can begin to sell again.

Marketing

The Company plans to distribute its products as follows:

•	via direct to consumer on our own and other’s e-commerce internet platforms,
•	wholesale to pharmacies and pharmacy suppliers/distributors for both their e-commerce and brick and mortar locations, and also
•	wholesale to healthcare industry providers such as hospitals and clinics.

The Company intends in the future to establish internal wholesale marketing capabilities through employees and/or contractors that will perform mainly on a commissioned basis. Currently and in the interim our Management team will be selling through their contacts.

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Satisfaction/Return Policy

Direct to consumer, e-commerce satisfaction guarantees and returns will be for up to thirty days from date of purchase, and require a purchase receipt and return of unused product. Upon receipt the Company will refund 100% of the purchase price plus original shipping.

In general, wholesale purchasers will handle their own returns and return policies. Wholesale buyers will adjust monthly "returns" for credit as part of ongoing monthly invoice settlements.

Competition

All of our products will compete in the highly competitive over-the-counter, and homeopathic over the counter consumer health products markets. Our products will compete against a vast number of well-established brands marketed by large pharmaceutical and consumer products companies as well as an increasing number of store brand products. Store brand products are generally sold at a substantial discount to branded products. Participants in these categories compete primarily on the basis of price, product benefit, quality of product, and brand recognition. Most of our competitors have substantially greater financial, marketing and other resources, longer operating histories, larger product portfolios and greater brand recognition than we do.

With our limited resources, we aim to succeed in this category by emphasizing what we believe to be the benefits of our products, as follows:

•

Homeopathic Sinus Nasal Product: In general, most sinus relief products in the market, including decongestants and saline washes in both spray and pill forms, target purely symptomatic relief. Other products such as steroidal remedies are prescription drug products. This proprietary product addresses symptomatic relief and supports a person's immune system with agents known to be safe and effective to condition that are deemed by FDA to be capable of being self-diagnosed. The EMS Contract provides that EMS can produce the products solely for Aspyron Inc and adds a non-compete for these products or similar for a five-year period after termination.

•

Kool Blast Throat Care: There are many "sore throat" remedies in the market, from throat sprays to mouthwashes to lozenges. The majority of all these are designed to deliver an anesthetic to dull the pain of an already infected throat. We will compete by offering a proprietary product formulated to kill/reduce germs that kill germs in the mouth and oral cavity as an antiseptic for temporary use for sore throats and sore mouths in addition to merely soothing the sore throat. The EMS Contract provides that EMS can produce the products solely for Aspyron Inc and adds a non-compete for these products or similar for a five-year period after termination.

•

ZapVir Hand Sanitizer: As long as we are in compliance with the Aphex Agreement, as amended, we will have exclusivity on this product until the expiration of the initial term in 2020. We will thus compete by exclusively offering a third party supplied patented, non-alcohol formula with no sting, gentle on the skin, that is safe for children and is formulated to last longer than standard alcohol-based hand sanitizers. The unique Patented formula is effective against a broader range of germs than competitors using alcohol and/or Quaternary Ammonium Salts alone.

•

ZapVir Wound Care: As long as we are in compliance with the Aphex Agreement, as amended, we will have exclusivity on this product until the expiration of the initial term in 2020. We will thus compete by exclusively offering a third party supplied patented, non-alcohol formula with no sting, gentle on the skin, with a formulation designed to kill/reduce germs in minor wounds of the skin that are susceptible to infection. Such infections often delay and complicate wound healing. This product is formulated also for use as a pre- and post-surgical wash for hospitals and clinics.

The core formulation that is used in both the Hand Sanitizer and Wound Care has been further tested at Accuratus Lab Services - 1285 Corporate Center Drive, Suite 110, Eagan, MN 55121.

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Regulatory Matters

We are subject to various federal, state and local laws and regulations that affect our business. All of our products are subject to regulation by FDA, including regulation of manufacturing processes and procedures, pharmaceutically active ingredients and excipients in the products as well as labeling and claims made for the products. Our drug products are approved for marketing in the U.S. on the basis of either compliance with the Homeopathic Pharmacopeia of the United States (HPUSA) or compliance with FDA’s OTC monographs. Homeopathic medicines in the U.S. (as well as in most parts of the world) can be marketed without further specific regulatory approval if they comply with the Homeopathic Pharmacopeia and are manufactured and controlled under GMP. (Good Manufacturing Processes) The FDA OTC monographs classify certain drug ingredients as safe and effective for specified uses and establish categorical requirements for the marketing of drugs containing such ingredients without pre-approval based on extensive data developed over time establishing their safety and efficacy for the range of products addressing the therapeutic use that they are intended to be used. In some cases (topical sanitizers and antimicrobials) confirmatory efficacy testing of the specific product is required prior to marketing but the results are not reviewed by FDA prior to marketing.

All of these products will be marketed as non-prescription (“over the counter” or “OTC”) drug products. None of these products requires any FDA or any other regulatory agency testing or approval before we can market them. All of the above products can be immediately placed into the market once produced in third-party FDA regulated manufacturing facilities under Good Manufacturing Practices (“GMP”) such as the FDA inspected facilities which we have contracted with to manufacture our products.

We also need to have the products listed with a National Drug Code (NDC) prior to marketing which requires an application to the NDC but not any prior approval. The Drug Listing Act of 1972 requires registered drug establishments to provide the FDA with a current list of all drugs manufactured, prepared, propagated, compounded, or processed by it for commercial distribution. Drug products are identified and reported using a unique, three-segment number, called the National Drug Code (NDC), which serves as a universal product identifier for drugs. FDA publishes the listed NDC numbers and the information submitted as part of the listing information in the NDC Directory which is updated daily.

The Federal Food, Drug, and Cosmetic Act (FD&C Act) of 1938 recognized homeopathic preparations as drugs, but with significant exceptions. The Homœopathic Pharmacopœia of the United States was recognized as a source for acceptable homeopathic drugs exempted from many of the rules regulating other drugs.

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Homeopathic remedies are regulated by the Food and Drug Administration (FDA), which regulates manufacturing and other standards that are appropriate for homeopathic drugs, mainly through The Homœopathic Pharmacopœia of the United States (HPUS) as administered by the Homœopathic Pharmacopœia Convention of the United States and section 400.400 of the FDA Compliance Policy Guidance Manual. Homeopathic drugs must be tested for scope of effect, manufactured, and labeled according to the Federal FD&C Act and the HPUS before they are considered official homeopathic drugs. Th HPUS in now kept in an online database. Official homeopathic drugs can be marketed according to their classification in the HPUS. They are not regulated under the Dietary Supplement Health and Education Act of 1994. Many homeopathic drugs can be sold "over-the-counter;" however, some are classified as prescription-only under all circumstances, and some are classified as prescription-only in various low dilutions. As with all drugs, the labeling requirements are important, as that is one of the primary ways the FDA can regulate drugs.

The OTC monographs represent regulatory standards for the marketing of non-prescription drug products not covered by new drug applications. These standards provide the marketing conditions for some OTC drug products including the active ingredients, labeling, and other general requirements. Marketing pre-clearance of OTC drug products by the FDA is not required if the standards of the applicable monograph are met.

In addition to FDA requirements, all of our claims and advertising are subject to the rules of the Federal Trade Commission (FTC).

Although we believe that our products and claims comply in all material respects with the regulatory requirements, if the FDA or FTC were to determine that we are in violation of any such requirement, either agency could restrict our ability to market the products, require us to change the claims that we make or cause us to remove the products from the market. Also, because we operate in the consumer health care space competitors may choose to challenge our claims and representations before the National Advertising Division of the Council of Better Business Bureaus in the U.S. and Canada and although we believe that all of claims and representations would withstand such advertising challenges we cannot rule out that we would have to modify claims and representations as a result of such challenges and in any case we would incur costs for defending against any such claims.

Employees

We currently have no employees other than our Management team who currently do not receive salaries.

Description of Property

We will initially use at no charge the following property as our primary office address:

•	Address: 763 Linden Ave, Suite 2, Rochester, New York, 14625
•	Number of Square Feet: 1000 +/-

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•	Name of Landlord: James Wemett
•	Term of Lease: Month- to Month
•

Monthly Rental: Rent only payable if more than $500,000 is raised, then $500 per month, unless we exceed $1,000,000 raised and then $750 per month, except as mutually agreed. If less $500,000 is raised, then no rent will continue until mutually agreed. Rent will be paid from Overhead Reserve according to the foregoing.

It is currently adequate for our needs as no inventory will be stored on these premises. We will use drop shipping from manufacturer or other similar delivery methods.

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

Overview

Aspyron Inc is development stage company that will be completing preparations for the commercial scale production and marketing launch of a line of non-prescription, over-the counter (OTC) and homeopathic health products that address nasal health, oral and throat health as well as skin and wound sanitizing. These products are designed to help users protect themselves from a broad range of germs and pathogens that are known to cause illness and infection. All of the products are non-alcohol based.

We plan to initially have manufactured and sell the following products:

•	SinoMaxx™ Homeopathic Sinus Care Nasal Spray
•	Kool Blast™ Antiseptic Sore Throat Spray
•	ZapVir™ Antimicrobial Non-Alcohol Hand Sanitizer
•	ZapVir™ Antimicrobial Non-Alcohol Wound Wash

Significant Business, Product and Service Actions since Inception

Since inception, we have taken the following steps to implement our business plan:

•	Incorporate company in state of Wyoming
•	Established Rights and Preferences of our Series A and Series B Preferred Stock
•	Established initial capitalization with stock purchases of Common Stock and Series B Preferred Stock by Founders and Legal Counsel

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•	Set up offices and warehousing in Rochester NY
•	Identified the four products we will be offering
•	Located suppliers for and negotiated agreements with two product manufacturer/suppliers, each for two products
•	Researched FTC and FDA requirements related to our products to assure regulatory compliance
•	Getting pricing and working on labeling now to produce salable product so we can begin sampling and opening distribution

Plan of Operations

We anticipate undertaking the following startup activities through May 2018:

Event	Actions	Time	Total estimated cost
Initial Manufacturing	Provide initial product inventories	By May 2018	$400,000
Insurance	Initial product liability coverage	By May 2018	$15,000
Administration and Professional Fees	Bookkeeping, accounting and other basic services	By May 2018	$25,000
Complete Work to Trade on OTCQB	Identify and work with various professional service firms as necessary	By May 2018	$50,000
Establish ecommerce platform and marketing	Contract third party marketers	May 2018	$25,000
Commence Initial Marketing	Launch ecommerce and direct wholesale marketing and advertising	By May 2018	$100,000

TOTAL: $615,000

As of June 15, 2017, we have approximately $1,281 in cash. As shown in the table above, we need a minimum of approximately $615,000 in funds to finance our operational startup costs as set forth above by May 2018. We anticipate annual minimum operating costs of $60,000 plus paying all costs of SEC requirements associated with staying public, estimated to be approximately $50,000 annually. Therefore, we estimate our total minimum need for funds for operations in the next 12 months is $110,000. Accordingly, as we anticipate an average minimum pre- IPO funding monthly burn rate of no more than approximately $5,000, we would anticipate an additional burn rate of approximately $50,000 per month post completion of startup activities as shown in the chart above of 6 months totaling $300,000. Assuming we raise the $110,000 in proceeds from this offering we will have sufficient funds to maintain operations at pre -IPO levels for 12 months. If we raise the maximum $950,000 net proceeds in this offering, we believe we will have sufficient cash available to fund a total of $915,000 in startup, operational and SEC filing needs during the next 12 months.

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We are a development stage company and are in the process of developing our products for commercial sale. Aspyron Inc has generated no revenues from its business operation and has incurred operating losses since inception to 12/31/16 of $17,025. As of December 31, 2016 Aspyron has a working capital deficit of $17,025. Aspyron requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of Aspyron Inc to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the company's ability to continue as a going concern for one year from the date these financial statements were issued.

The continuation of our business as a going concern is dependent upon the continued financial support from our officers and stockholders who are not obligated to provide any additional financing. Our officer and one of our principal shareholders have agreed orally that they would loan the Company additional funds as required, although they are under no obligation to do so. If funds are not available from this offering or these loans, and if and after we commence selling our product, revenues from product sales, implementation of our business plan will be delayed.

Directors, Executive Officers and Significant Employees

The following table sets forth information regarding our executive officer, director and significant employees.

Name	Age	Position
Thomas Fitzgerald	67	Chairman / Director, Secretary, CFO/Treasurer
David R. Olund	58	President and Director
Dr. John S. Todhunter	66	Director
James Wemett	68	Director

Narrative about our Officers and Directors

Mr. Fitzgerald joined us as Chairman/Director, CFO/Treasurer Secretary in July 2015. From October 2003 to date, he has been a self-employed Strategic Independent Healthcare Consultant rendering advisory services to biopharma and consumer products industry. FROM April 2010 to April 2017, he was chairman of sinofresh, inc. He received a J.D. from St. John’s University School of Law, Jamaica NY; B.A. from Boston College, Chestnut Hill, MA. He is admitted to the Bar in the States of New York and Connecticut and their Federal Courts.

At the time Mr Fitzgerald agreed to act as Chairman of Sinofresh Healthcare Inc, in 2010, the company was severely operationally and financially impaired and had been run into effective bankruptcy by prior management. The former CEO, Charles Fust who was terminated for cause in April of 2010, and removed as Chairman and CEO of Sinofresh Healthcare Inc, commenced litigation in June of 2010. This litigation which evolved into three lawsuits coordinated by the former CEO, severely restricted the company's ability to raise necessary capital. Sinofresh Healthcare Inc was fully administered in bankruptcy effective April 17, 2017.

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As part of his law practice, Mr. Fitzgerald is currently serving as General Counsel to Ezra Innovations LLC and related companies (Ezra) headquartered in Little Rock AK. Ezra is engaged in the identification, acquisition, development and commercialization of prescription drug products in the US and internationally. He advises on corporate governance, financing, intellectual property as well as corporate and business development, product acquisition and divestment, commercialization, merger and acquisitions in the US and internationally. Mr. Fitzgerald spends approximately one third of his time on Ezra matters.

Mr. Fitzgerald is also the COO of OyaGen Inc., Rochester NY with is a development stage company seeking to bring to market novel antiviral therapies spun out of the University of Rochester Medical School. Mr. Fitzgerald spends approximately 20% of his time on OyaGen.

Mr. Fitzgerald brings to the Board more than 30 years of experience in the biopharmaceutical industry. He has held senior management positions for a number of both large and small companies, both USA based and in the EU, from 1976 through 2003 (Hertz, Mobil, Beecham, SmithKlineBeecham, Fisons, Rhone Poulenc Rorer). His responsibilities were initially as a corporate attorney and expanded to include management of regulatory affairs, product quality and compliance, government relations and corporate development, primarily in the healthcare field. More recently he has provided independent consultant and strategic advisory services to a range of early stage companies as well as more established domestic and international businesses. He has also advised the University of Rochester Medical Center and other research institutions on their initiatives to form and spinout businesses from their life science technologies as well as been an advisor to several economic development bodies in the EU seeking to attract and grow Biotechnology and Life Sciences businesses.

David R. Olund joined us as President and Director upon formation in July 2015. Since May 2004 he has been the Principal and business consultant with his firm Universal Administration Corp. From August 1983 to May 2004, he was the Principal and business consultant with his firm. Associated Group Financial. From April 2010 to April 2017, He was CEO and a Director of Sinofresh, Inc. At the time Mr Olund agreed to act as CEO of Sinofresh Healthcare Inc, in 2010, the company was severely operationally and financially impaired and had been run into a position where it couldn’t pay debts as they became due under prior management. The former CEO, Charles Fust who was terminated for cause in April of 2010, and removed as Chairman and CEO of Sinofresh Healthcare Inc, commenced litigation in June of 2010. This litigation which evolved into three separate lawsuits coordinated by the former CEO, severely restricted the company's ability to raise necessary capital. As CEO, Mr Olund attempted multiple times to settle and end the litigation, but Mr. Fust refused all negotiations. Sinofresh Healthcare Inc. was ultimately fully administered in bankruptcy effective April 17, 2017. In addition, Mr. Olund has been in a foreclosure proceeding on his personal residence which was instituted in the Twelfth Circuit Court in Florida. Prior to the default, during and now as well, he has been requesting a market modification. An application for modification has been submitted and is currently under review with Wells Fargo Bank.

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He brings to the Board knowledge and experience from a more than 30-year career, where he has accumulated experience and worked as a Business and Financial Consultant with a very broad range of clients, both domestically and internationally. He also brings to the Board his experience in which he has had an opportunity to work with many of the large global banks and insurance companies, as well as develop a keen sense of domestic global markets and financial planning.

Mr. Wemett joined us as a Director in July 2015. From 2009 to July 2016 he served as CEO of Natural Nano Inc. a Nevada Corporation, a company engaged in the production and sale of Halloysite Nanotubes for use in healthcare products, cosmetic and other non-health and beauty related applications. In July 2016 Natural Nano Corp aquired all the assets of Natural Nano Inc, and from July 2016 to date Mr. Wemett has served as CEO of Natural Nano Corp and own 100% of the company which is private and registered in NY. Prior to that Mr. Wemett has been a serial entrepreneur with a range of businesses in the medical device and technology applications fields.

From 1975 to 2001 when it sold, Mr. Wemett was the owner/CEO of ROC Communications, Inc., a retail distributor of electronics products. Mr. Wemett has been a Director of Technology Innovations, LLC, since its inception in 1999 to date. From July 2007 to 2015 Mr Wemett has served on the board of OncoVista, LLC, a publicly traded oncology company. Mr. Wemett has been an active fundraiser for Camp Good Days, a non-profit summer camp for children with cancer. Mr Wemmet was a Champion "Funny Car" race car driver in the 1970’s and continues to be involved in many of today's top fuel Funny Car racing teams. He brings to the Board

Mr Wemett has extensive experience in e-commerce and wholesale distribution of consumer and professional products and their channels of distribution.

Dr. John Todhunter joined us as Chief Science Officer and Senior Vice President-Regulatory; Director upon formation in July 2015. From May 1983 to date, he has been President and Director Biomedical and Regulatory Affairs, SRS International Corporation, a health-related product and medical device company. From May 1981 to May 1983, he was Assistant Administrator for Pesticides and Toxic Substances, United States Environmental Protection Agency. From August 1978 to May 1981, he was Assistant Professor of Biology and Chairman, Biochemistry Program. From September 1976 to August 1978, he was Fellow, Roche Institute of Molecular Biology. He is a

•	Diplomat, American Board of Forensic Examiners,
•	Fellow, American Institute of Chemists, and
•	Regulatory Affairs Certified by the Regulatory Affairs Professional Society

He has the following degrees:

•	Bachelor of Science (Chemistry), University of California, Los Angeles (1971)
•	Master of Science (Chemistry / Bio-Organic Chemistry), California State University, Los Angeles (1973)
•	Doctor of Philosophy (Chemistry / Biochemistry), University of California, Santa Barbara (1976)

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Mr. Todhunter has been involved in the following discharged bankruptcy proceeding: Chapter 12 (Family Farmer), Case 11-10911-RGM, United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division, Filed: 02-08-2011, Discharged: 11-21-2014. Mr Todhunter filed individually under Chapter 12 (Family Farmer) with regards to creditor claims on property he owned jointly at the time with his wife stemming from a dispute with a Construction Loan Lender caused by a General Contractor going out of business and failing to complete construction improvements to the involved property. The Bankruptcy Court approved a debt restructuring plan for a 5-year term which was paid off in 3 years.

As a member of the Board, Dr. Todhunter contributes his knowledge of the Company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations. Dr. Todhunter has over 30 years’ experience in developing new products (therapeutics, medical devices, antimicrobials, specialty chemicals), testing such products, establishing and qualifying manufacturing for such products, and shepherding these through U.S. and foreign regulatory processes and approvals and on into the market. He anticipates that he will spend 30% – 60% of his time on our business, depending upon the variable requirements of his other positions.

Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in certain legal proceedings.

Except as set forth above, none of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer:

(1)	A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which they were general partner at or within two years before the time of such filing, or any corporation or business association of which they were an executive officer at or within two years before the time of such filing; or

(2)	Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Compensation of Directors and Executive Officers

We have no employment agreements in place with any of our Directors or Officers. They are reimbursed for all out-of-pocket expenses in connection with their role as Executive Officers.  They have received no compensation for their role as Executive Officers in fiscal years ended December 3 1 , 2016 and December 31, 2017.

No compensation has been paid to any of our Directors as of December 31, 201 7 . They are reimbursed for all out-of-pocket expenses in connection with their role as Directors. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.

We do not currently have a stock option or grant plan in place.

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Security Ownership of Management and Certain Securityholders

The following tables set forth the ownership, as of the date of this Offering Circular, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, and our executive officer and director as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is 763 Linden Ave, Suite 2,

Rochester, New York 14625.

Common Stock

Name	Number of Shares	Percentage Before Offering	Percentage After Offering
David Olund	4,725,000	21	18.9
John Todhunter	4,050,000	18	16.2
Thomas Fitzgerald	3,375,000	15	13.5
Marc Rotteveel	3,375,000	15	13.5
James Wemett	3,375,000	15	13.5
Flemming Sogaard	2,259,000	10	9
All Executive Officers and Directors as a group [4 persons]	15,525,000	69	62.1

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 22,500,000 shares of common stock outstanding as of December 31, 2016 and 25,000,000 shares of common stock outstanding assuming sale of all the shares in this Offering.

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Class B Preferred Shares

100% of the Class B Preferred Shares, totaling 1,250,000 are beneficially owned by HealthMark Holdings, LLC, a Wyoming LLC. These shares vote at a ratio of 50,000 votes to one of the Common Shares with additional anti-dilution protection. As such, HealtMark Holdings LLC holds voting control of Aspyron Inc.

The Member Interests of HealthMark Holdings LLC are as follows:

Name:	Percentage Member Interest

David Olund	40.0%
John Todhunter	22.5%
Tom Fitzgerald	15.0%
Marc Rotteveel	7.0%
Michael Stampar	7.0%
Flemming Sogaard	5.5%
James Wemmett	2.0%
Laurie Blanton	1.0%

Interest of Management and Others in Certain Transactions

From inception, June 10, 2015, to December 31, 2015 the Company received loans from founders as well as from Healthmark Holdings LLC, a Wyoming holding company, owned by the Company's Founders totaling $20,306. The notes written are due on demand and carry no interest. These Notes from inception to December 31, 2015 were as follows:

•	$14,156 to HealthMark Holdings dated 8/11/2015
•	$300 to David Olund dated 10/30/2015
•	$300 to David Olund dated 11/3/2015
•	$200 to Jim Wemett dated 8/11/2015
•	$300 to Jim Wemett dated 9/17/2015
•	$300 to Tom Fitzgerald dated 10/29/2015

Total $15,556

For the period of January 1, 2016 through December 31, 2016 the notes issued were as follows:

•	$750 to David Olund dated 3/22/2016
•	$2,000 to David Olund dated 6/18/2016
•	$2,000 to Tom Fitzgerald dated 5/10/2016

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Total $4,750

For the six-month peroid ending June 30, 2017, there were no additional notes issued.

In April of 2017, the Board of Directors upon advice of counsel determined that all Founders must pay consideration of $.00001 per share. As of July 1, 2017 all Founders have paid for their shares and thus we have recorded subscription proceeds of $225.00.

Board Committees and Director Independence

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

The Board does not have standing audit, compensation or nominating committees. The Board does not believe these committees are necessary based on the size of our company and the current levels of compensation to corporate officers. We will consider establishing audit, compensation and nominating committees at the appropriate time.

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this Offering Circular is a part.

Our authorized capital stock consists of 100,000,000 shares of common stock, no par value and 25,000,000 shares of preferred stock, no par value. As of the date of this Offering Circular, there are 22,500,000 shares of our common stock issued and outstanding.

Common Stock: Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to pro-rata share in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock: We are authorized to issue 25,000,000 shares of preferred stock. The rights, privileges, and preferences of our preferred stock can be set by our Board of Directors without further shareholder approval as set for in our Articles of Incorporation filed with the Secretary of State of Wyoming.

38

Series A Convertible Preferred Stock

We have designated “Series A Convertible Preferred Stock” consisting of One Million Two Hundred Fifty Thousand (1,250,000) shares, with voting powers, designation, preferences and other special rights, qualifications, limitations or restrictions as set forth below:

Dividend Rate and Rights.

Holders of the Series A Stock shall be entitled to receive dividends or other distributions with the holders of the Common Stock on an “as converted” basis when, as, and if declared by the Directors of the Corporation.

Conversion into Common Stock

Each share of Series A Preferred Stock shall be convertible, at the option of the holder, at any time later than 12 months following the issuance of such shares of Series A Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by multiplying each share of Series A Preferred Stock by the number 5.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the assets of the Corporation available for distribution to its stockholders shall be distributed as follows:

(a) The holders of shares of the Series A Stock shall be entitled to receive prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any other shares of stock of the Corporation by reason of their ownership of such stock an amount equal to One Hundred Fifty Dollars ($150.00) per share with respect to each share of Series A Stock owned as of the date of Liquidation, plus the net Liquidation proceeds on an “as converted basis” pari passu with the holders of the Common Stock.

 Voting Rights

Except as required by law, the holders of shares of Series A Stock and the holders of Common Stock and all classes of Preferred and Common Stock shall be entitled to notice of any stockholders’ meeting. The Series A Preferred Stock and Common Stock issued and outstanding at the time shall vote as a single class. The holders of each share of Series A Stock shall have that number of votes equal to the number of Series A shares held.

39

Optional Redemption by the Corporation

For as long as shares of Series A Stock remain outstanding, the Corporation shall have the option to redeem all of the outstanding shares of Series A Stock at any time on an “all or nothing” basis, unless otherwise mutually agreed in writing between the Corporation and the holders of shares of Series A Stock holding at least 51% of such A Stock, beginning ten (10) business days following notice by the Corporation, at a redemption price to be mutually agreed. Redemption payments shall only be made in cash within sixty (60) days of notice by the Corporation to redeem.

Protective Covenants

In addition to any other rights provided by law to the holders of the Corporation’s Common Stock and the Preferred Stock, for as long as shares of the Series A Stock or any shares thereof remain outstanding, the Corporation shall not do any of the following without first obtaining the affirmative vote by written consent of the holders of a majority of the then outstanding shares of Series A Stock

•	Make any changes to the terms of the Series A Stock, or to the Corporation’s Articles of Incorporation or Bylaws, or create any other class or series of Common or Preferred Stock, or create or modify the terms, rights and preferences of any class of shares now authorized, or authorized or created subsequent to the date hereof, having preferences over or being on a parity with the Series A Stock as to dividends, liquidation, conversion or any other right and privilege of the Series A Stock, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof, are to be used first for the retirement of all Series A Stock then outstanding; or

•	Allow any payment of dividends unless Series A Stock shareholders participate in such dividends with the holders of Common Stock in proportion to their respective voting rights.

As of the date of this Offering Circular, there are no Preferred A Shares issued and outstanding.

Class BConvertible Preferred Stock

We have issued 1,250,000 shares of Class B Preferred Stock. These Preferred B Shares are nonconvertible and vote with the Common Shares (and Class A Shares) at a ratio of 50,000 votes per Preferred B Share to each Common Share.

Options and Warrants

We currently have no options or warrants outstanding.

40

Certain Anti-Takeover Effects

General. Certain provisions of Wyoming law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Wyoming law set forth below does not purport to be complete and is qualified in its entirety by reference to Wyoming law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. We have issued 1,250,000 shares of Class B Preferred Stock. These Preferred B Shares are nonconvertible and vote with the Common Shares at a ratio of 50,000 votes per Preferred B Share to each Common Share. The provisions could also discourage bids for our common stock at a premium and cause the market price of our common stock to decline. In addition, these provisions may also entrench our management by preventing or frustrating any attempt by our shareholders to replace or remove our current management. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

Under Wyoming law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation's shareholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i)	The interests of the corporation's employees, suppliers, creditors and customers;

(ii)	The economy of the state and nation;

(iii)	The impact of any action upon the communities in or near which the corporation's facilities or operations are located;

(iv)	The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v)	Any other factors relevant to promoting or preserving public or community interests.

ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into their Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting David Olund - President_ at our executive offices. The telephone number is (585) 267-4840. We reserve the right, however, in our sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

41

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted, and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

42

ASPYRON INC

FINANCIAL STATEMENTS

As of and for the period from inception

(June 10, 2015) to December 31, 2015

And the year ended December 31, 2016

43

44

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Aspyron Inc

We have audited the accompanying balance sheets of Aspyron Inc (the “Company”) as of December 31, 2016 and 2015, and the related statements of operations, cash flows, and changes in stockholders’ deficit for the year ended December 31, 2016 and for the period from inception (June 10, 2015) to December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aspyron Inc as of December 31, 2016 and 2015, and the results of its operations and cash flows for the year ended December 31, 2016 and for the period from inception (June 10, 2015) to December 31, 2015, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s stockholders’ deficit and losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Rochester, New York

April 19, 2017

F-1

ASPYRON INC

BALANCE SHEETS

	December 31,	December 31,
	2016	2015

ASSETS
CURRENT ASSETS
Cash	$1,281	$32
Prepaid Expenses	2,000	0
TOTAL CURRENT ASSETS	3,281	32
TOTAL ASSETS	$3,281	$32

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Notes payable to related parties	$20,306	$15,556
TOTAL CURRENT LIABILITIES	20,306	15,556
COMMITMENTS & CONTINGENCIES	0	0
STOCKHOLDERS’ DEFICIT
Common Stock Authorized 100,000,000 shares of common stock $0.00 Par Value 22,500,000 shares issued and outstanding at both December 31, 2016 and 2015	0	0
Preferred B Stock Authorized 1,250,000 shares of Preferred B Stock $0.00 Par Value 1,250,000 and 0 shares issued and outstanding at December 31, 2016 and 2015, respectively	0	0
Accumulated deficit	(17,025)	(15,524)
TOTAL STOCKHOLDERS’ DEFICIT	(17,025)	(15,524)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,281	$32

The accompanying notes are an integral part of these financial statements.

F-2

ASPYRON INC

STATEMENTS OF OPERATIONS

	For Year Ended	From Inception (June 10, 2015) to
	December 31,	December 31,
	2016	2015

REVENUE	$0	$0
OPERATING EXPENSES
General and Administrative	1,501	15,524
Loss from Operations	1,501	15,524
Income Taxes	0	0
NET LOSS	$(1,501)	$(15,524)
BASIC AND DILUTED NET LOSS PER COMMON SHARE	$0.00	$0.00
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	22,500,000	22,500,000

The accompanying notes are an integral part of these financial statements.

F-3

ASPYRON INC

STATEMENTS OF STOCKHOLDERS’ DEFICIT FOR THE PERIOD

FROM INCEPTION (June 10, 2015) to DECEMBER 31, 2016

	Common Stock	Additional	Preferred B Stock
	Number of	Paid-in	Number of	Accumulated
	Shares	Capital	Shares	Deficit	Total

Balance at inception, June 10, 2015	0	$0	0	$0	$0
Common Stock issued	22,500,000	0	0	0	0
Net loss for period ended - December 31, 2015	0	0	0	(15,524)	(15,524)
Balance December 31, 2015	22,500,000	0	0	(15,524)	(15,524)
Preferred B Stock Issued	0	0	1,250,000	0	0
Net loss for year ended - December 31, 2016	0	0	0	(1,501)	(1,501)
Balance, December 31, 2016	22,500,000	$0	1,250,000	$(17,025)	$(17,025)

The accompanying notes are an integral part of these financial statements.

F-4

ASPYRON INC

STATEMENTS OF CASH FLOWS

	For the Year Ended	From Inception (June 10, 2015) to
	December 31,	December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,501)	$(15,524)
Changes in operating assets and liabilities
Prepaid Expenses	(2,000)	0
NET CASH USED IN OPERATING ACTIVITIES	(3,501)	(15,524)
CASH FLOWS FROM FINANCING ACTIVITIES
Loans from related parties	4,750	15,556
NET CASH PROVIDED BY FINANCING ACTIVITIES	4,750	15,556
NET INCREASE IN CASH	1,249	32
CASH, BEGINNING OF PERIOD	32	0
CASH, END OF PERIOD	$1,281	$32
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$0	$0
Income Taxes	$0	$0

The accompanying notes are an integral part of these financial statements.

F-5

Aspyron Inc

Notes to Financial Statements

As of and for the period from inception

(June 10, 2015) to December 31, 2015

And the year ended December 31, 2016

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Aspyron Inc (the Company) was incorporated in the State of Wyoming as a for profit company on June 10, 2015 and established a calandar year end of December 31. Aspyron Inc is organized to develop and market innovative technologies for the Healthcare Products Marketplace.

Going Concern: To date Aspyron Inc has generated no revenues from its business operation and has incurred operating losses since inception of $17,025. As of December 31, 2016 Aspyron has a working capital deficit of $17,025. Aspyron requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of Aspyron Inc to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the company’s ability to continue as a going concern for one year from the date these financial statements were issued. Aspyron Inc intends to continue to fund its business by way of private placements and advancements from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The financial statements present the balance sheets, statements of operations, stockholders’ deficit, and cash flows of Aspyron Inc. These financial statements are presented in U.S. Dollars and have been prepared in accordance with accounting principals generally accepted in the United States.

Use of Estimates and Assumptions: Preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivilants: For purposes of the statement of cash flows, the company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments: The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short term maturities.

F-6

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss per Common Share: The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income(loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same basic earnings (loss) pershare due to lack of dilutive items in the company. As of December 31, 2016 and 2015, there were 22,500,000 common stock outstanding.

Income Taxes: The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and libilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

NOTE 3 – COMMON STOCK

The Company’s capitalization has 100,000,000 common shares, authorized with a par value of $0.00 per share. On July 1, 2015, 22,500,000 shares were issued for no consideration to the Company’s founders and other related parties.

NOTE 4 – PREFERRED STOCK

Preferred Stock: The Company has authorized a total of 25,000,000 Preferred Shares. On January 8, 2016, the Board of Directors by Resolution, authorized that 2,500,000 Preferred Shares which were to be made available for issue and separated equally into two classes (Preferred A - 1,250,000 shares and Preferred B - 1,250,000 shares). The Preferred A Shares (1,250,000 shares) provide for a conversion to Common Shares any time following 12 months of issue, at a rate of 5 Common Shares for 1 Share of Preferred A Stock. These Preferred A shares are no par and each share carries 1 vote. The Company may sell these shares for needed early stage financing. The Convertible Preferred A Shares when converted shall carry future “piggy back” registration rights. The Board of Directors has authorized the sale of these shares for up to $125,000 to be used in further business development costs. No Preferred A Shares have been issued through December 31, 2016.

F-7

The Preferred B Shares (1,250,000) are a special class of voting shares that will vote on a 50,000 to 1 basis non dilutable to the Common Shares of the Company. These shares have been authorized by Resolution to be issued exclusively to Healthmark Holdings, LLC a Wyoming Company owned and controlled by various principals and founding investors. These Preferred B Voting Shares are regarded as Control Shares of Aspyron Inc and were issued by the Board of Directors in 2016 for no consideration. These Preferred B Shares do not carry any conversion rights or registration rights.

NOTE 5 – RELATED PARTY TRANSACTIONS

From inception, June 10, 2015, to December 31, 2015 the Company received loans from founders as well as from Healthmark Holdings LLC, a Wyoming holding company, owned by the Company’s Founders totaling $20,306. The notes are due on demand and carry no interest. The notes from inception to December 31, 2015 were as follows:

$14,156 to HealthMark Holdings dated 8/11/2015

$300 to David Olund dated 10/30/2015

$300 to David Olund dated 11/3/2015

$200 to Jim Wemett dated 8/11/2015

$300 to Jim Wemett dated 9/17/2015

$300 to Tom Fitzgerald dated 10/29/2015

Total $15,556

For the period of January 1, 2016 through December 31, 2016 the notes issued were as follows:

$750 to David Olund dated 3/22/2016

$2,000 to David Olund dated 6/18/2016

$2,000 to Tom Fitzgerald dated 5/10/2016

Total $4,750

NOTE 6 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal satutory rate compared to the Company’s income tax expense as reported is as follows:

	December 31,	From Inception (June 10, 2015) to December 31,
	2016	2015

Net loss before income taxes per financial statements	$(1,501)	$(15,524)
Income tax rate	34%	34%
Income tax recovery	(510)	(5,278)
Valuation allowance change	510	5,278

Provision for income taxes	$0	$0

F-8

The significant component of deferred income tax assets at December 31, 2016 and 2015 is as follows:

	December 31,	December 31,
	2016	2015

Deferred start up costs	$5,788	$5,278
Valuation allowance	$(5,788)	$(5,278)
Net deferred income tax asset	0	0

The Company has capitalized for tax purposes deferred start up costs at December 31, 2016, and 2015 that will be amortized against future taxable income when we commence sales of the Company’s products. The amount recorded as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. Aspyron Inc has chosen to provide a full valuation allowance against all deferred tax assets. The company cannot be assured that it is more likely-than-not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management’s judgement about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of December 31, 2016 and 2015 the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended December 31, 2016 and 2015; and no interest or penalties have been accrued as of December 31, 2016 and 2015. As of December 31, 2016 and 2015, Aspyron Inc did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2016 and 2015 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. Aspyron Inc is currently not under examination by the Internal Revenue Service or any other taxing authorities.

F-9

ASPYRON INC

FINANCIAL STATEMENTS

As of and for the period from December 31, 2016 (Audited)

through the 6 month period ended June 30, 2017 (Unaudited)

F-10

F-11

ASPYRON INC

BALANCE SHEETS

	June 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$170	1,281
Prepaid Expenses	0	2,000
TOTAL CURRENT ASSETS	170	3,281
TOTAL ASSETS	$170	$3,281

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Notes payable to related parties	$20,306	$20,306
Accounts Payable	3,019	0
TOTAL CURRENT LIABILITIES	23,325	20,306

COMMITMENTS & CONTINGENCIES	0	0

STOCKHOLDERS’ DEFICIT
Common Stock Authorized 100,000,000 shares of common stock $0.00 Par Value 22,500,000 shares issued and outstanding at both June 30, 2017 and December 31, 2016	225	0
Preferred B Stock Authorized 1,250,000 shares of Preferred B Stock $0.00 Par Value 1,250,000 and 0 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	125	0
Subscriptions Receivable	(249)	0
Accumulated deficit	(23,256)	(17,025)

TOTAL STOCKHOLDERS’ DEFICIT	(23,155)	(17,025)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$170	$3,281

The accompanying notes are an integral part of these financial statements.

F-12

ASPYRON INC

STATEMENTS OF OPERATIONS

	For the 6 Months	For the 6 Months
	Ended June 30	Ended June 30
	2017	2016
	(unaudited)	(unaudited)

REVENUE	$0	$0

OPERATING EXPENSES

General and Administrative	6,231	835

Loss from Operations	6,231	835

Income Taxes	0	0

NET LOSS	$(6,231)	$(835)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$0.00	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	22,500,000	22,500,000

The accompanying notes are an integral part of these financial statements.

F-13

ASPYRON INC

STATEMENTS OF STOCKHOLDERS’ DEFICIT FOR THE PERIOD

FROM DECEMBER 31, 2016 THROUGH JUNE 30, 2017

(unaudited)

	Common Stock Number of Shares	Par Value	Preferred B Stock Number of Shares	Par Value	Subscription Receivables	Accumulated Deficit	Total

Balance at December 31, 2016	22,500,000	0	1,250,000			$(17,025)	$(17,025)

Proceeds from Issuance of Founders Common Shares		225			(124)		101

Proceeds from Issuance of Preferred Shares				125	(125)		-

Net loss for 6 months ended June 30, 2017	0	0	0	0	0	(6,231)	(6,231)

Balance, June 30, 2017	22,500,000	$225	1,250,000	$125	$(249)	$(23,256)	$(23,155)

The accompanying notes are an integral part of these financial statements.

F-14

ASPYRON INC

STATEMENTS OF CASH FLOWS

	For the 6 Month	For the 6 Month
	Period	Period
	Ended	Ended
	June 30,	June 30,
	2017	2016
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(6,231)	$(835)
Changes in operating assets and liabilities
Prepaid Expenses	2,000	0
Accounts Payable	3,019
NET CASH USED IN OPERATING ACTIVITIES	(1,212)	(835)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares	101	0
Loans from related parties	0	4,750
NET CASH PROVIDED BY FINANCING ACTIVITIES	101	4,750
NET INCREASE IN CASH	(1,111)	3,915
CASH, BEGINNING OF PERIOD	1,281	32
CASH, END OF PERIOD	$170	$3,947
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$0	$0
Income Taxes	$0	$0

The accompanying notes are an integral part of these financial statements.

F-15

Aspyron Inc

Notes to Financial Statements

As of and for the period ended December 31, 2016

And through the 6 months period ended June 30, 2017

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Aspyron Inc (the Company) was incorporated in the State of Wyoming as a for profit company on June 10, 2015 and established a calandar year end of December 31. Aspyron Inc is organized to develop and market innovative technologies for the Healthcare Products Marketplace.

Unaudited Financial Statements. All financial statements as of any date except December 31, 2016 are both unaudited, and as allowed under Regulation A governing interim financial statements such as those at June 30, 2017 and 2016, and have not been reviewed by our independent registered public accounting firm.

Going Concern: To date Aspyron Inc has generated no revenues from its business operation and has incurred operating losses since inception of $23,256. As of June 30, 2017 Aspyron has a working capital deficit of $23,155. Aspyron requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of Aspyron Inc to continue as a going concern is dependant on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the company’s ability to continue as a going concern for one year from the date these financial statements were issued. Aspyron Inc intends to continue to fund its business by way of private placements and advancements from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The financial statements present the balance sheets, statements of operations, stockholders’ deficit, and cash flows of Aspyron Inc. These financial statements are presented in U.S. Dollars and have been prepared in accordance with accounting principals generally accepted in the Untied States. The Company did not engage a CPA firm to review the Unaudited June 30, 2017 data or this Interim Financial Statement as a whole.

Use of Estimates and Assumptions: Preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivilants: For purposes of the statement of cash flows, the company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments: The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short term maturities.

F-16

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss per Common Share: The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income(loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same basic earnings (loss) pershare due to lack of dilutive items in the company. As of December 31, 2016 and and the period ending June 30, 2017, there were 22,500,000 common stock outstanding.

Income Taxes: The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and libilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

NOTE 3 – COMMON STOCK

The Company’s capitalization has 100,000,000 common shares, authorized with a par value of $0.00 per share. As of June 30, 2017, 22,500,000 shares were issued to the Company’s founders and other related parties for a consideration of $.0001 per share as resolved bu the Company’s Board of Directors. As of June 30, 2017, $101 dollars of the total consideration of $225.00 was paid in and the balance remains payable.

NOTE 4 – PREFERRED STOCK

Preferred Stock: The Company has authorized a total of 25,000,000 Preferred Shares. On January 8, 2016, the Board of Directors by Resolution, authorized that 2,500,000 Preferred Shares which were to be made available for issue and separated equally into two classes (Preferred A - 1,250,000 shares and Preferred B - 1,250,000 shares). The Preferred A Shares (1,250,000 shares) provide for a conversion to Common Shares any time following 12 months of issue, at a rate of 5 Common Shares for 1 Share of Preferred A Stock. These Preferred A shares are no par and each share carries 1 vote. The Company may sell these shares for needed early stage financing. The Convertible Preferred A Shares when converted shall carry future “piggy back” registration rights. The Board of Directors has authorized the sale of these shares for up to $250,000 to be used in further business development costs. No Preferred A Shares have been issued through June 30, 2017.

F-17

The Preferred B Shares (1,250,000) are a special class of voting shares that will vote on a 50,000 to 1 basis non dilutable to the Common Shares of the Company. These shares have been authorized by Resolution to be issued exclusively to Healthmark Holdings, LLC a Wyoming Company owned and controlled by various principals and founding investors. These Preferred B Voting Shares are regarded as Control Shares of Aspyron Inc and were issued by the Board of Directors in 2016 for a consideration of $.00001 per share. These Preferred B Shares do not carry any conversion rights or registration rights. As of June 30, 2017, the consideration total of $125 remains payable by Healthmark Holdings LLC.

NOTE 5 – RELATED PARTY TRANSACTIONS

From inception, June 10, 2015, to December 31, 2015 the Company received loans from founders as well as from Healthmark Holdings LLC, a Wyoming holding company, owned by the Company’s Founders totaling $20,306. The notes are due on demand and carry no interest. The notes from inception to December 31, 2015 were as follows:

$14,156 to HealthMark Holdings dated 8/11/2015

$300 to David Olund dated 10/30/2015

$300 to David Olund dated 11/3/2015

$200 to Jim Wemett dated 8/11/2015

$300 to Jim Wemett dated 9/17/2015

$300 to Tom Fitzgerald dated 10/29/2015

Total $15,556

For the period of January 1, 2016 through December 31, 2016 the notes issued were as follows:

$750 to David Olund dated 3/22/2016

$2,000 to David Olund dated 6/18/2016

$2,000 to Tom Fitzgerald dated 5/10/2016

Total $4,750

For the peroid ending June 30, 2017, there were no additional notes issued.

NOTE 6 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal satutory rate compared to the Company’s income tax expense as reported is as follows:

	6 Month Period Ended June 30, 2017	6 Month Period Ended June 30, 2016

Net loss before income taxes per financial statements	$(6,231)	$(835)
Income tax rate	34%	34%
Income tax recovery	(2,119)	(284)
Valuation allowance change	2,119	284

Provision for income taxes	$0	$0

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The significant component of deferred income tax assets at June 30, 2017 and Decembe 31, 2016 is as follows:

	June 30,	December 31,
	2017	2016

Deferred start up costs	$7,907	$5,788
Valuation allowance	$(7,907)	$(5,788)
Net deferred income tax asset	0	0

The Company has capitalized for tax purposes deferred start up costs at December 31, 2016, and through June 30, 2017 that will be amortized against future taxable income when we commence sales of the Company’s products. The amount recorded as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. Aspyron Inc has chosen to provide a full valuation allowance against all deferred tax assets. The company cannot be assured that it is more likely-than-not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management’s judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of December 31, 2016 and through June 30, 2017 the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended December 31, 2016 and through the period ended June 30, 2017; and no interest or penalties have been accrued as of December 31, 2016 and through the period ended June 30, 2017. As of December 31, 2016 and through the Period ended June 30, 2017, Aspyron Inc did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2015 and 2016 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. Aspyron Inc is currently not under examination by the Internal Revenue Service or any other taxing authorities.

F-19

PART III – EXHIBITS

Item 16. Index to Exhibits

2.1	Articles of Incorporation
2.2	Bylaws
2.3	Rights and Preferences For Preferred A
2.4	Rights and Preferences for Preferred B
4.1	Subscription Documents
6.1	EMS Agreement
6.2	Aphex Agreement
6.3	Various Promissory Notes from Related Parties
6.4	Amendment to Aphex Agreement
11.1	Consent of Independent Certified Public Accountants*
11.2	Consent of Williams Securities Law Firm, P.A. (included in Item 12)
12	Legal Opinion of Williams Securities Law Firm, P.A.

_____________

*Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on  January 4, 2018.

(Exact name of issuer as specified in its charter):	Aspyron Incorporation Aspyron Inc

By (Signature and Title):	/s/ Thomas Fitzgerald - Chairman	Thomas Fitzgerald
	(Principal Executive Officer).	Printed Name

This offering circular has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Thomas Fitzgerald

(Title):	Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer

(Date):	January 4, 2018

SIGNATURES OF DIRECTORS:

Name	Signature	Date

Thomas Fitzgerald	/s/ Thomas Fitzgerald	January 4, 2018

David R. Olund	/s/ David R. Olund	January 4, 2018

Dr. John S. Todhunter	/s/ Dr. John S. Todhunter	January 4, 2018

James Wemett	/s/ James Wemett	January 4, 2018

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